Exhibit 99.1

Vape Holdings, Inc.
(A Development Stage Company)

Financial Statements
As of and for the period March 26, 2013 (date of formation) to September 30, 2013

Vape Holdings, Inc.
(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Vape Holdings, Inc. (A Development Stage Company)
Woodland Hills, California

We have audited the accompanying balance sheet of Vape Holdings, Inc. (the “Company”) as of September 30, 2013 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period March 26, 2013 (date of formation) to September 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 2013, and the results of its operations and its cash flows for the period March 26, 2013 (date of formation) to September 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is currently in the development stage and has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in Note 1, the accompanying financial statements include the accounts of Vape Holdings, Inc. immediately prior to the close of the merger with PeopleString Corporation on September 30, 2013.

dbbmckennon
Newport Beach, California
December 16, 2013

Vape Holdings, Inc.
(A Development Stage Company)
 Balance Sheet

September 30,	2013

ASSETS

Current Assets:
Cash	$568
Total current assets	568
Total assets	$568
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$60,346
Accrued expenses	7,573
Due to related parties	234,824
Total current liabilities	302,743
Accounts payable - related party	15,000
Total liabilities	317.743
Stockholders' Equity (Deficit):
Common stock, $0.001 par value; 600,000,000 shares authorized; 355,000 shares issued and outstanding	355
Accumulated deficit during the development stage	(317,530)
Total stockholders' equity (deficit)	(317,175)
Total liabilities and stockholder' equity (deficit)	$568

See accompanying notes to financial statements.

Vape Holdings, Inc.
(A Development Stage Company)
 Statement of Operations

Period March 26, 2013 (date of formation) to September 30, 2013

Net sales	$-
Cost of sales	-

Gross profit	-

General and administrative expenses	118,047

Loss from operations	(118,047)

Other income (expense):
Interest expense	(7,573)
Other income, net	-
Total other expense, net	(7,573)

Loss before income tax provision	(125,620)

Income tax provision	-

Net loss	$(125,620)

See accompanying notes to financial statements.

Vape Holdings, Inc.
(A Development Stage Company)
 Statement of Stockholders’ Deficit

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

March 26, 2013 (date of formation)	-	$-	-	$-	$-	$-	$-

Issuances of founder shares, net return of capital of $17,750	-	-	355,000	355	10,295	-	10,650

Fair value of officer services	-	-	-	-	30,000	-	30,000

Assumption of debt due to related parties	-	-	-	-	(40,295)	(191,910)	(232,205)

Net loss	-	-	-	-	-	(125,620)	(125,620)

September 30, 2013	-	$-	355,000	$355	$-	$(317,530)	$(317,175)

See accompanying notes to financial statements.

Vape Holdings, Inc.
(A Development Stage Company)
 Statement of Cash Flows

Period March 26, 2013 (date of formation) to September 30, 2013

Cash Flows from Operating Activities
Net loss	$(125,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense	7,573
Changes in operating assets and liabilities:
Accounts payable	60,346
Net cash used in operating activities	(57,701)

Cash Flows from Investing Activities:
Payments for business acquisition cost	(136,241)
Net cash used in investing activities	(136,241)

Cash Flows from Financing Activities:
Net proceeds from sale of common stock, net return of capital	10,650
Net borrowings from related parties	183,860
Net cash provided by financing activities	194,510

Net increase in cash	568

Cash, beginning of the year	-

Cash, end of the year	$568

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplemental Disclosures of Non-Cash Financing Activities:
Assumption of debt due to related parties	$95,964

See accompanying notes to financial statements.

Vape Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements

1.	PRESENTATION AND NATURE OF OPERATIONS

Vape Holdings, Inc. (the “Company”), a development stage company and Nevada corporation, was incorporated on March 26, 2013.  The Company is located in Woodland Hills, California.

The Company plans to design, market, and distribute various vaporization products under several unique brands and sales channels. The Company also intends to introduce a nonporous, non-corrosive, chemically inert ceramic vaporization element as a healthy, sustainable alternative to traditional titanium and quartz vaporization materials. This material can be used for a wide range of applications, including stand alone vaporization products and "E-cigs." Electronic cigarettes come in a variety of designs ranging from those that look vastly like traditional cigarettes, to larger vaporizer units which are capable of vaporizing liquid with varying viscosity.

The process of vaporization is believed to eliminate the smoke, tar, ash, and other byproducts of traditional smoking by utilizing lower temperatures in a controlled electronic environment.

The Company plans to rely on a combination of trademark, copyright, trade secret and patent laws in the United States as well as confidentiality procedures and contractual provisions to protect future proprietary technology and its brands, as they are developed.  While no such intellectual property exists at this time, the Company intends to create or acquire proprietary vaporizers and e-cigarettes, and various trademarks and copyrights for brands which are developed.

On August 9, 2013, PeopleString Corporation (“PeopleString”), and its wholly-owned subsidiary, RewardString Corporation (“RewardString”), and the Company, entered into a Merger and Reorganization Agreement (the “Agreement”) whereby the Company was merged with RewardString, with the Company being the surviving entity (the “Merger”). In consideration for the merger, the shareholders of the Company received a total of 187,381,500 shares of common stock of PeopleString on a pro rata basis in exchange for 355,000 shares of the Company’s common stock, representing 100% of the outstanding common stock of the Company. The total shares of PeopleString being issued on a pro rata basis to the Company’s shareholders represented approximately 74.95% of the total issued and outstanding common stock of PeopleString. The merger among PeopleString, RewardString and the Company will be accounted for as a reverse acquisition and change in reporting entity, whereby the Company will be the accounting acquirer. Accordingly, the assets and liabilities of PeopleString and RewardString will be recorded at fair value; the assets of PeopleString were not significant. The historical results of operations and cash flows of the Company will be reported beginning in the quarter ended December 31, 2013. This transaction closed on September 30, 2013. The accompanying financial statements include the accounts of the Company immediately prior to the close on September 30, 2013.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include related party debt financing.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a development stage company with no revenues; it had operating expenses of $118,047.  In addition, the Company had a negative cash flow in operating activities amounting approximately $57,701 for the period March 26, 2013 (date of formation) to September 30, 2013.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company may seek additional funding through additional issuance of common stock and/or borrowings from financial institutions; however, market conditions, together with the absence of an active trading market in the Company’s common stock and the trading price of the common stock may make it difficult for the Company to raise cash from the sale of equity and the Company’s financial condition make it difficult to borrow funds. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Vape Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, which is based on the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities which primarily include accrued expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising Expense

Advertising costs are expensed as incurred.  Advertising expense amounted to $3,067 for the period March 26, 2013 (date of formation) to September 30, 2013.

Fair Value of Financial Instruments

The Company is required to disclose the estimated fair value of certain assets and liabilities in accordance with Accounting Standards Codification ("ASC")-825-10, “Financial Instruments”.  As of September 30, 2013, the Company believes that the carrying value of cash, accounts payable, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

Income Taxes

The Company adopted ASC 740-10-25 on formation, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the period March 26, 2013 (date of formation) to September 30, 2013.

The Company adopted ASC 740-10-25 on the date of formation, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the period March 26, 2013 (date of formation) to September 30, 2013.

Vape Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements

Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance that requires that an entity net its liability for unrecognized tax positions against a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward when settlement in this manner is available under the tax law.  The Company will adopt this guidance effective at the beginning of its 2015 fiscal year. The Company is currently evaluating the impact of this pronouncement on its financial statements.

In February 2013, the FASB issued authoritative guidance that amends the presentation of accumulated other comprehensive income and clarifies how to report the effect of significant reclassifications out of accumulated other comprehensive income.  The guidance, which becomes effective for the Company on a prospective basis at the beginning of its 2014 fiscal year, requires footnote disclosures regarding the changes in accumulated other comprehensive income by component and the line items affected in the statements of operations.  The adoption of this updated authoritative guidance is not expected to have a significant impact on the Company’s financial statements.

3.	STOCKHOLDERS’ DEFICIT

Sale of Common Stock

The Company received $28,400 from issuances of common stock for the period March 26, 2013 (date of formation) to September 30, 2013.  During the period March 26, 2013 (date of formation) to September 30, 2013, $17,750 of the amount of $28,400 was assigned to and reclassified as convertible debt.

Fair Value of Officer Services

The Company received services from an officer of which was valued at $30,000.  The amount was recorded as a payroll expense in general and administrative expenses in the statements of operations for the period March 26, 2013 (date of formation) to September 30, 2013.

Assumption of Debt Due To Related Parties

For the period March 26, 2013 (date of formation) to September 30, 2013, the Company assumed various amounts from related parties.  Such costs were not directly related to the Company’s business.  Accordingly, the assumptions of such debt caused a reduction in contributed capital to zero, with the balance reflected as a deemed dividend with an increase in the accumulated deficit as shown in the accompanying statement of stockholders equity (deficit).  Also, see Note 4.

4.	RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

•
Accounts Payable (related party) – The accounts payable to related party represents professional services rendered by shareholders of the Company.  Subsequently, accounts payable of $15,000 and $23,462, respectively, were converted to separate notes bearing interest of 6% per annum with maturity dates of December 1, 2016.

•
Due to Related Parties – Due to related parties payable represent loans from shareholders of the Company which are primarily used for working capital purposes. As of September 30, 2013, the amounts incurred interest at 8% per annum and were due on demand. A significant amount of this balance was subsequently converted to convertible notes.  Refer to subsequent events Note 6.

Vape Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements

5.	INCOME TAX

Deferred taxes represent the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Temporary differences result primarily from the recording of tax benefits of net operating loss carry forwards.

As of September 30, 2013, the Company has an insufficient history to support the likelihood of ultimate realization of the benefit associated with the deferred tax assets. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax assets.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

September 30,	2013

Income tax benefit at the federal statutory rate	(34)%
State income tax benefit, net of federal tax benefit	(6)%
Change in valuation allowance for deferred tax assets	40%

Total	0%

September 30,	2013

Deferred tax assets (liability):
Net operating loss carry-forwards	$50,248
Less valuation allowance	(50,248)

Net deferred tax asset (liability)	$-

As of September 30, 2013, the Company had approximately $125,620 of net operating loss (“NOL”) carry-forwards for U.S. federal income tax purposes expiring in 2033. In addition, the Company has State NOL carry-forwards of approximately $125,620 expiring in 2033.

Section 382 of the Internal Revenue Code can limit the amount of net operating losses which may be utilized if certain changes to a Company’s ownership occur. The Company is in the process of evaluating whether such changes in ownership occurred, and its effect on the utilization of its loss carry-forwards.

As of September 30, 2013, the fiscal tax year 2013 is subject to examination by the federal and California taxing authorities, respectively.

Vape Holdings, Inc.
(A Development Stage Company)
Notes to Financial Statements

6.	SUBSEQUENT EVENTS

The Company had the following subsequent events:

•
December 7, 2013 – The Company had outstanding accounts payable balance to a related party (shareholder of the Company) in the amount of $15,000 at September 30, 2013 which was converted to note payable on December 7, 2013.  The note payable bears interest of 6% per annum with maturity date of December 1, 2016.

•	December 7, 2013 – The Company borrowed in the amount of $23,462 from the shareholder of the Company on December 7, 2013. The note bears 6% per annum interest and matures on December 1, 2016.

The following amounts of due to related parties at September 30, 2013 were subsequently converted to convertible notes:

Description	Amount

October 16, 2013 – Convertible note with maturity date of March 15, 2015	$2,420

October 16, 2013 – Convertible note with maturity date of July 3, 2015	30,300

October 16, 2013 – Convertible note with maturity date of March 5, 2015	180,940

Total convertible notes payable	$213,660

All of the convertible notes bear interest on the unpaid principal balance of eight percent (8%) per annum.  Accrued interest is payable on the last day of each calendar month following the previous month of accrued interest during the term until the earlier of: (a) the full payment of all principal and accrued but unpaid interest, (b) the conversion of all principal and accrued but unpaid interest into shares of the Company's common stock, or (c) the maturity date. All convertible notes are currently due in fiscal 2015.

At any time prior to the maturity date, the entire principal amount and all accrued interest hereon (the "Conversion Amount"), or any portion hereof, shall be convertible, at the option of the holder, at any time after the date hereof at the office of the Company or any transfer agent for its common stock, for fully paid and non-assessable shares of the common stock of the Company (the “Conversion Shares”). The conversion price is the lowest market closing price per share within the previous twenty (20) market days of the date of conversion minus a discount of forty percent (40%) (“Conversion Price”). The Company has the right to call the conversion of the note by holder in upon completion of a merger transaction by Company with PeopleString Corporation and a one-for-twenty (1:20) share reverse stock split of the shares of common stock of by the Company or its parent.    The one-for-twenty share reverse stock split did not occur.